SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2004

_____________________________________________________________

GENEREX BIOTECHNOLOGY CORPORATION

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-25169	82-049021

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2
____________________________________________________________
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 416/364-2551
____________________________________________________________

____________________________________________________________
(Former name or former address, if changed since last report)

Item 5. Other Events

On July 13, 2004, Generex Biotechnology Corporation issued a press release announcing that Generex had received $1,750,000 of an anticipated $3,000,000 in equity financing in a private placement of Units containing common stock and warrants. Subsequently, on July 14, 2004, Generex received the remaining $1,250,000. Under the terms of the transaction, Generex issued Units containing an aggregate 2,459,016 shares of common stock and warrants exercisable for 1,967,213 shares to 4 investors. The investors have the right to purchase an equal number of Units at the same price exercisable until 120 days after effectiveness of the registration statement covering resale of the shares in the initial Units. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Under certain limited circumstances, these additional rights are subject to a downward price adjustment.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Securities Purchase Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors named therein.

4.2	Registration Rights Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors named therein.

4.3	Form of Warrant issued in connection with 4.1.

4.4	Form of Additional Investment Right issued in connection with 4.1.

99.1	Press release dated July 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: July 14, 2004

/s/ Rose C. Perri
Rose C. Perri
Chief Operating Officer
(principal financial officer)

Exhibit Index

Exhibit No.	Description
4.1	Securities Purchase Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors named therein.

4.2	Registration Rights Agreement, dated June 23, 2004, by and among Generex Biotechnology Corporation and the investors named therein.

4.3	Form of Warrant issued in connection with 4.1.

4.4	Form of Additional Investment Right issued in connection with 4.1.

99.1	Press release dated July 13, 2004.